Exhibit 99.2
Ventiv Health, Inc.

PRO FORMA FINANCIAL INFORMATION

On October 5, 2005, Ventiv Health, Inc. (“Ventiv”) completed the acquisition (the “Acquisition”) of all of the outstanding capital stock of inChord Communications, Inc. (“inChord”). The transaction was consummated pursuant to a definitive agreement dated September 6, 2005 (the “Acquisition Agreement”). Prior to the execution of the Acquisition Agreement, there were no material relationships between the Ventiv and inChord or its shareholders.

The closing consideration for the acquired capital stock consisted of promissory notes in an aggregate principal amount of $193.8 million (the “Purchase Price Notes”), exclusive of direct acquisition costs and fair market value adjustment of Common Stock. The Purchase Price Notes were repaid in accordance with their terms on October 7, 2005 by the delivery to the former shareholders of inChord of $177.2 million in cash, which includes a working capital adjustment of $8.8 million as well as the cancellation (by way of offset against amounts due under the Purchase Price Notes) of $4.1 million in indebtedness owing by certain of such shareholders to inChord. These former inChord shareholders also received 500,496 unregistered shares (fair market value of $24.975 per share) of Ventiv Common Stock, par value $0.001 per share. In addition to the closing consideration, the purchase price for the capital stock includes an earn-out provision pursuant to which inChord’s former shareholders will become entitled to additional consideration, which may be material, if inChord achieves specified financial targets during 2005 through 2007. A portion of this additional consideration may, at Ventiv’s option, be satisfied by the issuance of unregistered shares of Common Stock.

Because the selected unaudited pro forma condensed consolidated financial information is based upon inChord’s operating results during the period when inChord was not under the control, influence or management of Ventiv, the information presented may not be indicative of the results for the year ended December 31, 2004 or the nine months ended September 30, 2005 that would have actually occurred had the transaction been completed as of January 1, 2004, nor is it indicative of our future financial or operating results of the combined entity.

The unaudited pro forma condensed consolidated financial information is based on certain assumptions and adjustments described in the notes to the unaudited pro forma condensed consolidated financial information included in this report and should be read in conjunction with the audited historical consolidated financial statements and accompanying disclosures contained in Ventiv’s December 31, 2004 consolidated financial statements and notes thereto included on Form 10-K and unaudited Form 10-Q.

VENTIV HEALTH, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
September 30, 2005
(in thousands, except share amounts)

	Ventiv	inChord	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
			(see Note 2)
ASSETS
Current assets:
Cash and equivalents	$52,054	7,438	(10,931)	(a)	48,561
Restricted cash	3,838	58	--		3,896
Accounts receivable, net	76,797	32,937	--		109,734
Unbilled services	35,382	14,002	--		49,384
Prepaid expenses and other current assets	3,930	5,187	--		9,117
Current deferred tax assets	13,271	--	--		13,271
Total current assets	185,272	59,622	(10,931)		233,963
Property and equipment, net	35,403	2,684	--		38,087
Equity Investments	--	5,209	(228)	(c)	4,981
Goodwill	73,640	1,330	(1,330)	(d)	159,891
			86,251	(a)
Other intangibles, net	24,252	102	(102)	(d)	118,592
			94,340	(a)
Deferred taxes and other assets	9,261	555	2,500	(a)	12,316
Total assets	$327,828	$69,502	$170,500		$567,830

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	$10,985	--	--		$10,985
Current portion of long-term debt	--	--	1,726	(a)	1,726
Accrued payroll, accounts payable and accrued expenses	44,507	20,663	(1,423)	(f)	63,747
Current income tax liabilities	14,308	--	--		14,308
Client advances and unearned revenue	6,102	24,323	--		30,425
Total current liabilities	75,902	44,986	303		121,191
Capital lease obligations, excluding current portion	18,936	--	--		18,936
Long-term debt, excluding current portion	--	--	173,274	(a)	173,274
Other non-current liabilities	4,510	7,856	(7,500)	(e)	4,866
Total liabilities	99,348	52,842	166,077		318,267

Minority interests	--	917	(902)	(c)	15

Stockholders' Equity:
Common stock, $.001 par value	27	15,951	1	(a)	28
			(15,951)	(b)
Treasury stock	--	(3,511)	3,511	(b)	--
Additional paid-in-capital	216,525	--	12,144	(a)	228,669
Deferred compensation	(2,682)	--	--		(2,682)
Accumulated other comprehensive earnings	256	--	--		256
Retained earnings	14,354	3,303	(3,303)	(b)	23,277
			7,500	(e)
			1,423	(f)
Total stockholders' equity	228,480	15,743	5,325		249,548
Total liabilities and stockholders' equity	$327,828	$69,502	$170,500		$567,830

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

VENTIV HEALTH, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2005

(in thousands, except per share amounts)

	Ventiv	inChord	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
Revenues	$381,005	138,717	--		519,722
Operating expenses:
Cost of services	291,236	57,027	46,962	(k)	395,225
Selling, general and administrative expenses	48,082	77,133	(46,962)	(k)	70,876
			(7,500)	(e)
			(1,423)	(f)
			1,546	(g)
Total operating expenses	339,318	134,160	(7,377)		466,101

Operating earnings	41,687	4,557	7,377		53,621

Other (expenses) income
Interest expense, net	(201)	215	--		14
Total other (expenses) income	(201)	215	--		14

Earnings from continuing operations before income taxes, minority interests and equity investments	41,486	4,772	7,377		53,635
Income tax provision	8,229	120	12,998	(h)	21,347
Earnings from continuing operations before minority interests and equity investments	33,257	4,652	(5,621)		32,288
Minority interest in CHS	--	(578)	578	(j)	--
Minority interest in TSP	--	(706)	--		(706)
Equity earnings in investments	--	79	--		79
Earnings from continuing operations	$33,257	$3,447	$(5,043)		$31,661

Earnings per share from continuing operations:
Basic	$1.25				$1.17
Diluted	$1.19				$1.12
Weighted average number of common shares outstanding:
Basic	26,604		501	(i)	27,105
Diluted	27,890		501	(i)	28,391

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

VENTIV HEALTH, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2004

(in thousands, except per share amounts)

	Ventiv	inChord	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
Revenues	$352,184	$151,276	--		$503,460
Operating expenses:
Cost of services	279,733	56,969	48,416	(k)	385,118
Selling, general and administrative expenses	38,539	85,312	(48,416)	(k)	77,497
			2,062	(g)
Restructuring	(264)		--		(264)
Total operating expenses	318,008	142,281	2,062		462,351

Operating earnings	34,176	8,995	(2,062)		41,109

Other (expenses) income
Interest expense, net	(244)	176	--		(68)
Total other (expenses) income	(244)	176	--		(68)

Earnings from continuing operations before income taxes,minority interests and equity investments	33,932	9,171	(2,062)		41,041
Income tax provision (benefits)	3,802	(5)	11,798	(h)	15,595
Earnings from continuing operations before minority interests and equity investments	30,130	9,176	(13,860)		25,446
Minority interest in CHS	--	(1,190)	1,190	(j)	--
Minority interest in TSP	--	(1,144)	--		(1,144)
Equity earnings in investments	--	158	--		158
Earnings from continuing operations	$30,130	$7,000	$(12,670)		$24,460

Earnings per share from continuing operations:
Basic	$1.26				$1.00
Diluted	$1.18				$0.94
Weighted average number of common shares outstanding:
Basic	23,951		501	(i)	24,452
Diluted	25,437		501	(i)	25,938

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

VENTIV HEALTH, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.    Basis of Presentation

The unaudited pro forma condensed consolidated financial statements of Ventiv are based on the historical consolidated financial statements of Ventiv and inChord, and have been prepared to illustrate the effect of Ventiv’s acquisition of inChord. The unaudited pro forma condensed consolidated financial information has been prepared using the purchase method of accounting. The unaudited pro forma condensed consolidated balance sheet is presented as though the acquisition occurred on September 30, 2005.  The pro forma condensed consolidated statements of operations give effect to the acquisition of inChord as if it had occurred on January 1, 2004.

2.    Pro Forma Adjustments Related to the Acquisition

The following adjustments were applied to the historical consolidated financial statements of Ventiv and inChord to arrive at the unaudited pro forma condensed consolidated financial information:

(a)  For purposes of the pro forma condensed consolidated financial information, a summary of the purchase price consideration for the acquisition is as follows:

Purchase price consideration	Amount (in thousands)
Cash	$	---
Stock issued		12,500
Fair market value adjustment of Common Stock		(355)
Long term debt		172,500
Working capital adjustment		8,767
Direct acquisition costs		2,164
Total		$195,576

The following represents the allocation of the purchase price to the acquired assets of inChord. The allocation is based upon the estimated fair value of inChord’s assets and liabilities as of September 30, 2005. However, changes to the estimates of the fair values of inChord’s assets acquired and liabilities assumed may be necessary as additional information becomes available and a third-party valuation of certain intangible assets is finalized.

Preliminary allocation of purchase price	Amount (in thousands)
Current assets	$59,622
Property and equipment, and other noncurrent assets	3,239
Equity investments	4,981
Goodwill	86,251
Tradenames	67,540
Customer relationships	26,800
Liabilities assumed	(52,842)
Minority interest	(15)
Total	$195,576

Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets.  Deferred taxes and other assets proforma adjustments represent loan acquisition costs incurred as part of the Acquisition.

(b)	Represents the elimination of the historical stockholders’ equity accounts of inChord.

(c)	Represents the elimination of inChord’s Olde Worthington Road LLC investment, which was sold prior to the acquisition.

(d)	Represents the elimination of goodwill and other intangibles from inChord’s investments prior to the acquisition.

(e)	Represents one-time special bonus plan for designated inChord executives, based on financial targets achieved during 2005 through 2007.

(f)	Represents inChord buyout of all outstanding Stock Appreciation Rights units issued prior to the acquisition.

(g)	Represents the amortization of customer relationships associated with Ventiv’s acquisition of inChord. These intangible assets are amortized over their useful lives of thirteen years.

(h)
Represents pro-forma income tax expense as though inChord was taxed as a C-corporation at 39.8% for the nine months ended September 30, 2005 and at 38.0% for the year ended December 31, 2004. Prior to Ventiv’s acquisition, inChord was an S-corporation, in which case shareholders were taxed on their portion of inChord’s taxable income.

(i)	Represents the issuance of Ventiv common stock pursuant to the acquisition.

(j)	Reflects the purchase by inChord of 100 minority shares of CHS in exchange for shares of inChord giving inChord 100% ownership of CHS as of October 3, 2005.

(k)	Represents payroll and benefit costs allocation from selling, general and administrative expenses to cost of services. This allocation is to conform with Ventiv’s income statement presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTIV HEALTH, INC.

Date: December 21, 2005	By:	/s/ John R. Emery

Title: Chief Financial Officer (Principal Accounting & Financial Officer)